Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-130283) pertaining to the CIBC World Markets Incentive Savings Plan for United States Employees and (ii) the Registration Statement (Form S-8 No. 333-218913) pertaining to the CIBC Retirement Savings Plan for U.S. Employees of our report dated June 28, 2021, with respect to the financial statements of the CIBC Bank USA Savings, Retirement & Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Chicago, Illinois

June 28, 2021

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